Exhibit 99.1

Contact: Immune Pharmaceuticals Inc. 430 East 29th Street, suite 940 New York, NY 10016 Anna Baran, Director, Corporate Affairs Tel: 646-561-8010 anna.baran@immunepharma.com Twitter: @ImmunePharma

Immune Pharmaceuticals (Immune) Amends Pain Licensing Agreement

New York, July 8, 2015 - Immune Pharmaceuticals, Inc. (NASDAQ:IMNP) announced today that it has amended its 2003 Licensing Agreement with Endo Pharmaceuticals Inc, a subsidiary of Endo International plc. As a result, Immune will transfer to Endo its previously licensed patents related to the use of topical lidocaine in acute and chronic back pain and Endo will grant Immune a royalty-free, non-exclusive, fully transferable license to those patents. Endo will pay undisclosed milestones to Immune if Endo receives a back pain indication for a lidocaine-based product, as per the original 2003 Licensing Agreement.

Immune will re-gain full exclusive rights to develop, commercialize and license LidoPain®, a high-dose lidocaine patch for the treatment of acute pain. LidoPain® is currently in Phase II clinical development.

About Immune Pharmaceuticals Inc.
Immune Pharmaceuticals Inc. applies a personalized approach to treating and, developing novel, highly-targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. The Company's lead product candidate, bertilimumab, is in clinical development for moderate to severe ulcerative colitis as well as for bullous pemphigoid, an orphan auto-immune dermatological condition. Immune's pipeline also includes NanomAbs®, antibody nanoparticle conjugates, for the targeted delivery of chemotherapeutics, and AmiKet™, a topical Neuropathic Pain drug candidate ready for Phase III.

For more information, visit Immune's website at www.immunepharmaceuticals.com,

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab or AmiKet will not be successful; the risk that bertilimumab, AmiKet or compounds arising from our NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharmaceuticals.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.